EXHIBIT 10.5

LANDLORD CONSENT TO CHANGE OF CONTROL OF TENANT

THIS LANDLORD CONSENT TO CHANGE OF CONTROL OF TENANT (“Agreement”), dated November 30, 2021 (the “Execution Date”), is by and between ANN MARIE BEVINS and CAROL GAY LAVIN, the Successor Co-Trustees of the Peter Ralph Lavin Trust U/A DTD August 7, 2006, as amended (“Landlord”), Canopy Monterey Bay, LLC, a California limited liability company (“Tenant”), and Body and Mind, Inc., a Nevada corporation (“Tenant’s Parent”).

WHEREAS, Landlord and Tenant are parties to that certain Commercial Lease with a Lease Commencement Date of July 1, 2018, by and between Ann Marie Bevins and Carol Gay Lavin, Successor Co-Trustees of The Peter Ralph Lavin 2006 Revocable Trust U/A DTD 8/7/06, as Amended, as Landlord, and Jayme Rivard, an individual, Cary Stiebel, an individual, and Jana Donckers Stiebel, an individual, as Tenant; the Tenant’s right, title and interest in and to said Commercial Lease was assigned, and the Commercial Lease was amended, pursuant to that certain Assignment of Lease, Assumption Agreement with Lease Amendment, and Consent to Assignment dated September 30, 2018, by and between Jayme Rivard, an individual (“Mr. Rivard”), Cary Stiebel, an individual (“Continuing Member”), and Jana Donckers Stiebel, an individual (“Ms. Stiebel”), as Assignor, Canopy Monterey Bay, LLC, a California limited liability company, as Assignee, and Landlord, as Landlord; and said Commercial Lease was further amended by that certain First Amendment to Lease by and between Landlord and Tenant dated July 19, 2021, (“the Lease”) which said Lease pertains to the premises commonly known as 1900-1904 Fremont Boulevard, Seaside, CA 93955; and which Lease is still in effect.

WHEREAS, Tenant’s members intend to enter into a Membership Interest Purchase Agreement for the sale of Eighty Percent (80%) of the Member Interests of Tenant to DEP Nevada Inc., a Nevada corporation (“DEP”) such that the resulting ownership of Tenant would be 80% by DEP and 20% by Continuing Member (the “MIPA”) and Tenant shall remain the Tenant under the Lease (collectively the “Purchase Transaction”).

WHEREAS, Tenant desires to obtain Landlord’s consent to the Purchase Transaction pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Defined Terms. Unless otherwise defined herein, the capitalized terms appearing in this Agreement shall have the same meanings defined for such capitalized terms in the Lease.

2.

Effective Date. The Parties hereby agree and acknowledge that this Agreement shall only become effective on the “Closing Date” as such term is defined in the MIPA (for the purposes of this Agreement, the “Effective Date”). Landlord represents that it has reviewed the MIPA and acknowledges the required mechanisms for the closing of the MIPA. In the event the Closing Date does not take place within three (3) months following the Execution Date, this Agreement shall automatically terminate without any further action required by the Parties.

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3.

Landlord Consent. Landlord hereby consents to the Purchase Transaction, the “Change in Control” of Tenant resulting from the Purchase Transaction, and any assignment of Tenant’s right, title and interest in and to the Lease that may have occurred as a result of the Purchase Transaction. Additionally, Landlord hereby expressly consents to: 1) any subsequent transfer whereby DEP acquires the twenty percent (20%) Membership Interest of the Tenant (a “Subsequent Purchase Transaction”), not currently in the process of being purchased by DEP; 2) the “Change in Control” of Tenant resulting from the Subsequent Purchase Transaction, and 3) any assignment of Tenant’s right, title and interest in and to the Lease that may have occurred as a result of the Subsequent Purchase Transaction. Notwithstanding the foregoing, Landlord agrees that the Purchase Transaction and the Subsequent Purchase Transaction shall not render any Option to Extend the Lease Term that is granted to Tenant under the Lease void or of no further effect and the same shall remain in full force and effect, and subject to the terms and conditions of the Lease. Moreover, the effectiveness of the Consent to Change of Control associated with the Purchase Transaction and the Subsequent Purchase Transaction is expressly conditioned upon Tenant’s payment of the Transfer Fee, Liquidated Damages and Attorney’s Fees, as more particularly set forth below, and Mr. Rivard, Continuing Member, and Ms. Stiebel executing that certain Guaranty of Lease, attached to the Second Amendment to Lease of even execution date and effective date herewith, which Guaranty of Lease will be added to the Lease as Exhibit D-1. For the avoidance of doubt, no additional Transfer Fees pursuant to Article 15.6(b) of the Lease, Liquidated Damages in accordance with Article 15.4 of the Lease, or Landlord consent pursuant to Article 15.2 of the Lease shall be required in connection with the Subsequent Purchase Transaction identified above.

4.

No Other Modification, Waiver or Release. Except as expressly provided in this Agreement, the Purchase Transaction and the Subsequent Purchase Transaction shall not be construed in any manner to create, modify, waive or affect any of the provisions of the Lease, the Landlord or the control of Tenant.

5.	Warranties and Representations. All representations and warranties made by Tenant or Tenant’s Parent herein are true and correct.

6.

Transfer Fee. As partial consideration for Landlord’s consent to the Change of Control of Tenant resulting from the Purchase Transaction and the Subsequent Purchase Transaction, Tenant shall pay Landlord a Transfer Fee, pursuant to Article 15.6(b) of the Lease, in the amount of Two Hundred Ninety Thousand and00/100 Dollars ($290,000.00).

7.

Liquidated Damages. Tenant shall pay Landlord the sum of Two Hundred Twenty-Nine and 60/100 Dollars ($229.60) representing three percent (3%) of the current Monthly Rental, as liquated damages under the Lease for Tenant’s failure to timely make written request to Landlord for Landlord’s consent to the change in Control of Tenant, in accordance with Article 15.4 of the Lease.

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8.

Attorney’s Fees. Tenant shall reimburse Landlord for Landlord’s legal fees incurred in obtaining advice and preparing the documentation for this Change in Control in an amount not to exceed Six Thousand Five Hundred and 00/100 Dollars ($6,500.00), irrespective of any obligations set forth in Article 15.6(b) of the Lease.

9.

Notices. All notices to Tenant shall be sent to Tenant at the address of the Premises, with a courtesy copy via email to triphoffman@bodyandmind.com; and a courtesy copy (which shall not constitute notice) to patrick.devine@rimonlaw.com.

10.	Miscellaneous.

a.	This Agreement may not be changed or terminated orally or in any manner other than by a written agreement signed by Landlord, Tenant, and Tenant’s Parent.

b.	This Agreement shall be governed by the laws of the State of California without regard to its conflict of law principles.

c.	The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be part of this Agreement.

d.

This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, but all such counterparts shall together constitute one and the same instrument.

e.	A signed copy of this Agreement delivered by facsimile or e-mail shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of and effective for all purposes on the Effective Date.

LANDLORD:		TENANT:

The Peter Ralph Lavin 2006 Revocable Trust		Canopy Monterey Bay, LLC,
DTD 8/7/06, as Amended		a California limited liability company

By:	/s/ Ann Marie Bevins	By:	/s/ Stephen ‘Trip’ Hoffman
	Ann Marie Bevins,		Stephen ‘Trip’ Hoffman,
	Successor Co-Trustee		Manage

Dated: November 30, 2021		Dated: November 30, 2021

By:	/s/ Carol Gay Lavin	By:	/s/ Cary Stiebel
	Carol Gay Lavin,		Cary Steibel,
	Successor Co-Trustee		Continuing Member

Dated: November 30, 2021		Dated: November 30, 2021

TENANT’S PARENT:

Body and Mind, Inc.,
a Nevada corporation

		By:	Stephen ‘Trip’ Hoffman
Stephen ‘Trip’ Hoffman
		Its	Chief Operations Officer

Dated: November 30, 2021

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